UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 19, 2024 (August 19, 2024)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c)

On August 19, 2024, Gibraltar Industries, Inc. (the “Company”) announced that it has appointed Joseph A. Lovechio to serve as Vice President and Chief Financial Officer of the Company, effective August 19, 2024. Mr. Lovechio will succeed Timothy F. Murphy, who recently announced his plans to retire. Mr. Murphy will continue with Gibraltar through early 2025 and will oversee the onboarding and transition process for Mr. Lovechio while continuing to lead ongoing strategic initiatives.

Mr. Lovechio, 50, joins the Company following 20 years at Whirlpool Corporation, where he served as Chief Financial Officer, North America Region, since 2018. During his career at Whirlpool, he also served as Corporate Controller and Principal Accounting Officer, CFO EMEA Region, and Senior Finance Director of Investor Relations.

Mr. Lovechio has accepted a written offer letter from the Company establishing his compensation as the Company’s Chief Financial Officer. Pursuant to the offer letter, Mr. Lovechio’s initial compensation will consist of the following:

•an initial annual base salary of $480,000;
•participation in the Company’s annual Management Incentive Compensation Plan (“MICP”) for 2024, on a pro rata basis based on his hire date, with a target annual bonus opportunity of 60% of base salary;
•participation in the Company’s long term incentive plan programs, with target awards of 30% of base salary for time-based restricted stock units and 90% of base salary for performance stock units;
•participation in the Company’s Management Stock Purchase Plan, a non-qualified deferred compensation program which provides for the issuance to participants of matching units based on the amount of base salary and MICP awards deferred;
•one-time awards, which include:
◦a cash incentive of $150,000, payable in October 2024; and
◦an equity award with an approximate grant date value of $250,000, granted in the form of restricted stock units, on or about his first day of employment, which shall be subject to the terms of the Company’s Amended and Restated 2018 Equity Incentive Plan, vesting ratably over a three-year period;
•relocation benefits under the Company’s relocation policy; and
•participation in all employee benefit plans and programs, including the Gibraltar Industries, Inc. Change in Control Executive Severance Plan and other executive-level plans and programs, to the extent that he meets the eligibility requirements for each.

There are no arrangements or understandings between Mr. Lovechio and any other persons pursuant to which he was selected as Vice President and Chief Financial Officer. There are also no family relationships between Mr. Lovechio and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company's related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
    (a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description
99.1	Press release issued by Gibraltar Industries, Inc. on August 19, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	August 19, 2024
		By:	/s/ Katherine E. Bolanowski
Katherine E. Bolanowski
General Counsel, Vice President and Secretary

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